EX 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sweet Spot Games, Inc. Corporation (the "Company") on Form  10-K  for the period ending June 30, 2009 has filed with the Securities and Exchange  Commission  on the date hereof

(the "Report"),  I,  Gregory Galanis,  Chief  Executive  Officer,  President  and Director  of  the  Company, certify, pursuant to 18  U.S.C.  Section  1350,  as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)     The  information  contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the Company.

Name & Title

                                  Date

/s/  Gregory Galanis

-----------------

Chief Executive Officer (Principal

Executive Officer), President, and Director

September 03, 2010